UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2019

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer Identification Number)
of incorporation)	File Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	QADA	NASDAQ Global Select Market
Class B Common Stock, $0.001 par value	QADB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2019, the Compensation Committee of the Board of Directors of QAD Inc. (the "Company" or "we" or "our") approved the use of performance stock units ("PSUs") to acquire the Company's Class A common stock (“Class A Stock”). PSUs were granted to certain Company employees, including named executive officers, on June 23, 2019 under the Company’s 2016 Stock Incentive Program, which was previously approved by the stockholders and was included as Exhibit A of the Company’s 2016 Definitive Proxy Statement that was filed with the Securities and Exchange Commission on April 29, 2016. The form of PSU Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 24, 2019, QAD Inc. held its annual meeting of stockholders (the "Annual Meeting"). Presented below are the voting results for the proposals submitted to stockholders at the Annual Meeting, which are further described in the Company's Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 9, 2019.

At the Annual Meeting, the presence, in person or by proxy, of stockholders holding at least a majority of the voting power of our outstanding Class A Stock and outstanding Class B common stock ("Class B Stock"), voting as a single class, constituted a quorum for the transaction of business. Each share of Class A Stock has one-twentieth (1/20th) of a vote and each share of Class B Stock has one (1) vote. As of the record date of April 29, 2019 (the "Record Date"), the issued and outstanding voting securities of the Company were as follows:

1.     16,373,212 shares of Class A Stock, equivalent to 818,660 votes outstanding;

2.     3,263,906 shares of Class B Stock, equivalent to 3,263,906 votes outstanding; and

3.     19,637,118 total shares outstanding, equivalent to 4,082,566 votes entitled to be cast.

Present or represented by valid proxy at the Annual Meeting on a combined basis of Class A Stock and Class B Stock were 18,221,324 shares, equivalent to 3,897,740 shares voted representing 95.47% of the shares entitled to vote as of the Record Date. Therefore, a quorum was present for the purposes of the Annual Meeting.

Proposal 1. Election of Directors.

The stockholders elected five directors to serve until the annual meeting of stockholders in 2020 (or until their successors are elected and qualified) with the following vote:

CLASS A AND CLASS B COMMON STOCK VOTING TOGETHER

	FOR	PERCENTAGE	WITHHELD	PERCENTAGE	BROKER NON-VOTES
Pamela M. Lopker	3,132,082	90.16%	341,631	9.83%	424,027
Anton Chilton	3,141,769	90.44%	331,944	9.55%	424,027
Scott J. Adelson	3,314,876	95.42%	158,837	4.57%	424,027
Lee D. Roberts	3,400,611	97.89%	73,102	2.10%	424,027
Peter R. van Cuylenburg	3,331,919	95.91%	141,794	4.08%	424,027

Proposal 2. Advisory Vote on Executive Compensation.

The non-binding advisory resolution approving the compensation of the Company's named executive officers, commonly referred to as "say-on-pay", was approved with the following vote:

CLASS A AND CLASS B VOTING TOGETHER

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Total Voted	3,222,175	251,228	310	424,027
% of Voted	92.75%	7.23%	-	-

Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.

The following preferences were recorded with respect to the non-binding advisory vote on the frequency of advisory votes on executive compensation:

CLASS A AND CLASS B VOTING TOGETHER

	One Year	Two Years	Three Years	Abstain
Total Voted	3,377,065	2,471	93,243	933
% of Voted	97.21%	0.07%	2.68%	0.02%

In accordance with these results, the board of directors has determined that future advisory votes on the compensation of the Company's named executive officers will be held every year until the next required advisory vote on frequency. The Company is required to hold a vote on frequency at least once every six years.

Proposal 4. Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

The appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020 was ratified with the following vote:

CLASS A AND CLASS B VOTING TOGETHER

	FOR	AGAINST	ABSTAIN
Total Voted	3,891,628	5,486	626
% of Voted	99.84%	0.14%	0.01%

Item 9.01.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description
10.1	Form of Performance Share Agreement under the QAD Inc. 2016 Stock Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Dated: June 27, 2019	By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer